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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 21, 2000

                             3DFX INTERACTIVE, INC.
               (Exact name of registrant as specified in charter)


        California                     000-22651                77-0390421
 (State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


                               4435 Fortran Drive
                           San Jose, California 95134
                    (Address of principal executive offices)

                                 (408) 935-4400
              (Registrant's telephone number, including area code)


Item 2. Acquisition or Disposition of Assets

         On July 21, 2000, Galapagos Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of 3dfx on Interactive, Inc., a California corporation ("3dfx"), merged (the "Merger") with and into GigaPixel Corporation ("GigaPixel"), with GigaPixel being the surviving corporation in the Merger. At the annual meeting of shareholders of 3dfx on July 19, 2000, 3dfx shareholders approved the Merger. GigaPixel shareholders approved of the Merger by written consent. As a result of the Merger, GigaPixel has become a wholly-owned subsidiary of 3dfx.

         The Merger occurred pursuant to the terms of an Agreement and Plan of Reorganization dated as of March 27, 2000 (the "Merger Agreement") by and among 3dfx, GigaPixel and Merger Sub. Pursuant to the Merger Agreement, each share of capital stock of GigaPixel ("GigaPixel Capital Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) was converted into the right to receive 0.7492 of a share of 3dfx's common stock, no par value ("Common Stock"). Based on the outstanding GigaPixel Capital Stock, 3dfx expects to issue approximately 14,554,977 shares of 3dfx Common Stock. No fractional shares will be issued and in lieu therefor GigaPixel shareholders will receive a cash payment equal to the fraction of a share multiplied by $11.94. In addition, 3dfx will issue 815,355 shares of Common Stock to GigaPixel optionholders upon exercise of those options.

         The Common Stock of 3dfx issued in the Merger was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-4 (Reg. No. 333-38678) (the "Registration Statement") which the Securities and Exchange Commission (the "Commission") declared effective on June 7, 2000. The Common Stock of 3dfx issuable upon exercise of options to purchase GigaPixel common stock


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was registered under the Securities Act pursuant to a Registration Statement on
Form S-8 filed with the Commission on July 25, 2000.

         The Merger constitutes a tax-free reorganization for federal income tax purposes and will be accounted for as a "purchase" by 3dfx.

         GigaPixel designs and develops advanced 3D graphics technology to enable video devices to display images with a realistic 3D appearance. GigaPixel is engaged primarily in the design of high performance, scalable, low cost 3D cores, which constitute the "blueprint" for use in the manufacture of graphics chips. GigaPixel has fabricated a prototype chip incorporating its technology that has proven its architecture. Graphics chips made with GigaPixel's 3D cores would be used in a wide variety of devices featuring high-quality video graphics display, such as desktop personal computers, laptops, video game consoles and television set-top boxes.

         The Merger and the prior relationship between 3dfx and GigaPixel are more fully described in the Form S-4 filed by 3dfx and declared effective by the Commission on June 7, 2000 (Reg. No. 333-38678).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

         The financial statements of GigaPixel required by this item are incorporated by reference to the "Index to Financial Statements" in the Form S-4 declared effective by the Commission on June 7, 2000 (Reg. No. 333-38678).

         (b)      Pro Forma Financial Information

         The pro forma financial statements required by this item are incorporated by reference to "Unaudited Pro Forma Financial Information and Related Notes" in the Form S-4 declared effective by the Commission on June 7, 2000 (Reg. No. 333-38678).

         (c)      Exhibits.

                  Exhibit Number       Description
                  --------------       -----------

                      2.1 Agreement and Plan of Reorganization by and among 3dfx Interactive, Inc., Galapagos Acquisition Corp. and GigaPixel Corporation dated March 27, 2000 (incorporated by reference to the Form S-4 declared effective by the Commission on June 7, 2000 - Reg.
                                    No. 333- 38678)

                      23.1          Consents of PricewaterhouseCoopers LLP


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       3DFX INTERACTIVE, INC.


July 28, 2000                          By: /s/ DAVID ZACARIAS
                                           ------------------------------------
                                           David Zacarias
                                           Vice President, Administration and
                                           Chief Financial Officer








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                                 EXHIBIT INDEX




EXHIBIT
NUMBER              DESCRIPTION
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
 23.1               Consents of PricewaterhouseCoopers LLP